As filed with the Securities and Exchange Commission on May 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATALINK CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0856543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8170 Upland Circle

Chanhassen, Minnesota 55317-8589

(952) 944-3462

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory T. Barnum

Vice President of Finance and Chief Financial Officer

8170 Upland Circle

Chanhassen, Minnesota 55317-8589

(952) 944-3462

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey C. Robbins

Andrew M. Tataryn

Messerli & Kramer P.A.

100 South Fifth Street, Suite 1400

Minneapolis, Minnesota 55402

(612) 672-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share(1) (2)		Proposed Maximum Aggregate Offering Price(1) (2)		Amount of Registration Fee
Primary Offering:
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Debt Securities
Securities Warrants (3)
Units (4)
Total Primary Offering				$30,000,000		$2,139	(5)
Secondary Offering:
Common Stock, $0.001 par value per share	1,000,000	$4.45	(6)	$4,450,000	(6)	$317.28	(6)
Total:				$34,450,000		$2,456.28
(1)

This registration statement covers an indeterminate amount of common stock, preferred stock, debt securities, securities warrants and units that may be sold by the registrant from time to time at indeterminate prices, with a maximum aggregate offering price for all securities not to exceed $30,000,000. There is also being registered hereunder such currently indeterminate amount of (i) common stock, preferred stock and debt securities as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby and (ii) common stock, preferred stock and debt securities as may be issued upon exercise of warrants registered hereby. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, up to 1,000,000 shares of common stock may be sold pursuant to this registration statement by the selling stockholder named herein.

(2)

Pursuant to General Instruction II.D to Form S-3, the table lists each class of securities being registered but, other than with respect to the secondary offering, does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and the proposed maximum aggregate offering price.

(3)		Securities warrants will represent the right to purchase common stock, preferred stock or debt securities.

(4)		Units may consist of two or more securities, which may or may not be separable from one another.

(5)		The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(6)

Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock on the NASDAQ Global Market on May 13, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 18, 2010

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Securities Warrants

Units

1,000,000 Shares of Common Stock

Offered by the Selling Stockholder

We may from time to time sell any combination of common stock, preferred stock, debt securities, securities warrants and units in one or more offerings.  The aggregate offering price of all securities sold under this prospectus may not exceed $30,000,000.

In addition, from time to time, the selling stockholder named in this prospectus may sell up to 1,000,000 shares of common stock owned by the selling stockholder, at prices and on terms to be determined at or prior to the time of sale.  We will not receive any proceeds from the sale of shares by the selling stockholder.

This prospectus provides a general description of the securities that we and the selling stockholder may offer.  Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We and the selling stockholder may offer and sell the securities in the same offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers.  If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “DTLK.”  On May 17, 2010, the closing price of our common stock as reported on the NASDAQ Global Market was $4.40 per share.  As of May 17, 2010, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $45.6 million, which was calculated based on 10,370,326 shares of outstanding common stock held by non-affiliates and a price per share of $4.40, the closing price of our common stock on May 17, 2010.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks.  You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer and sell common stock, preferred stock, debt securities, securities warrants or units from time to time in one or more offerings up to a total dollar amount of $30,000,000, and the selling stockholder named in this prospectus may from time to time offer and sell in one or more offerings up to a total of 1,000,000 shares of our common stock.

This prospectus provides you with a general description of the respective securities that we and the selling stockholder may offer.  If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Datalink” and “the Company” refer to Datalink Corporation, a Minnesota corporation.

DATALINK CORPORATION

Datalink provides solutions and services that make data centers more efficient, manageable and responsive to changing business needs.  Focused on mid and large-size companies, Datalink assesses, designs, deploys and supports infrastructures — servers, storage and networks — at the heart of the data center.  We offer a full suite of practice-specific analysis, design, implementation, management and support services.  We deliver these services through our experienced team of just over 120 professional and support services members based throughout the United States.  Our customers view our professional services teams as an extension of their IT organization and a key differentiator.

Our portfolio of solutions and services spans three practices:

•  Consolidation and virtualization

Datalink consolidation and virtualization solutions and services ensure data center infrastructures are flexible, shared, and manageable.  Our virtualization portfolio supports near-term needs (for example, virtualizing server and storage environments) and to helping organizations develop and execute long-term strategies for data center efficiency (for example, “cloud” computing and data center build-outs).  Our virtualization infrastructure assessments provide end-to-end views of existing resources, including servers (both physical and virtual), applications and storage.  With this cross-domain visibility and information about the interrelation of each area, our customers can best evaluate our recommendations on design and alignment of their infrastructures to fully support their virtual environments.

•  Enhanced data protection

Our enhanced data protection services and solutions help customers safeguard their information, as well as meet internal and external requirements for accessing, protecting, and retaining these assets.  Our solutions include local and remote backup, disaster recovery, archive, and compliance.  We align each solution with customer service level agreements and business needs in mind. Datalink backup audits and assessments provide customers with backup operation performance metrics and recommendations for improvement.  Armed with this information, customers can more effectively hone in on problems and take corrective actions, thereby enhancing the efficiency of their backup operations.

•  Advanced network infrastructures

Datalink assesses, designs, and deploys robust network infrastructures.  We help companies consolidate, converge, and optimize their networks.  Our solutions vary in scope from entire networks to enhanced router, switch, WLAN, security/VPN, and WAN optimization technologies.  Datalink network architectural review services include an assessment of a customer’s current network design, recommendations for improvement, and a roadmap for migrating to consolidated and converged network.

We recently completed two asset acquisitions designed to enhance our expertise in designing, implementing and managing sophisticated virtualized data center, storage and backup recovery solutions and expand our national footprint.  In October 2009, we acquired, for $2.0 million cash, the networking solutions division of Minneapolis-based Cross Telecom, including its team of certified Cisco networking experts.  As part of the acquisition, we obtained Cross Telecom’s Cisco Silver certification.  In December 2009, we acquired the Colorado-based reseller business of Incentra, LLC.  We paid Incentra $13.8 million for the reseller business.  The Incentra acquisition doubles our presence in Chicago and the Northeast and provides us with a significant presence in the western United States.  Our combined team now has expanded experience to design and implement complex data center solutions, which we expect will deliver increased productivity and efficiency for our customers.

We were incorporated in Minnesota in 1963 under the name Stan Clothier Co., Inc.  In April 1987, we changed our name to Datalink Corporation.  As of March 31, 2010, we had 323 employees, all of whom are located in the United States.  Our principal executive offices are located at 8170 Upland Circle, Chanhassen, Minnesota 55317, and our telephone number is (952) 944-3462.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risk factors described below, together with the other information included in our Annual Report on Form 10-K before you decide to invest in our securities.  Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor, if they materialize, also may adversely affect the Company.

Risks Related to our Business and Industry

Worldwide adverse economic conditions negatively impact our business.

Over the past two years, financial markets in the United States, Europe and Asia have experienced extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others.  We have been impacted by these economic developments in that they continue to adversely affect the ability of our customers and suppliers to obtain financing for significant purchases and operations, and have reduced orders for our products and services.  These economic conditions will continue to negatively impact us to the extent our customers defer purchasing decisions, thereby lengthening our sales cycles.  In addition, our customers’ may have constrained budgets affecting their ability to purchase our products at the same level.  Our customers’ ability to pay for our products and services may also be impaired, which may lead to an increase in our allowance for doubtful accounts and write-offs of accounts receivable.  If we identify an acquisition of interest, we may find that it is difficult to obtain debt financing to consummate any transaction.  We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S.  Should these economic conditions result in us not meeting our revenue objectives, our operating results, financial condition and stock price could be adversely affected.

Competition could prevent us from increasing or sustaining our revenues or profitability.

The enterprise-class information storage, server and networking market is rapidly evolving and highly competitive.  As technologies change rapidly, we expect that competition will increase in the future.  Current economic conditions also place pressure on our competitors to lower their prices and seek opportunities of size and scale different than in the past.  We compete with independent storage, server and networking system suppliers to the mid to large enterprise market and numerous value-added resellers, distributors and consultants.  We also compete in the storage, server and networking systems market with computer platform suppliers.  Many of our current and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do.  As a result, they may respond more quickly to changes in economic conditions and customer requirements and to new or emerging technologies, devote greater resources to the development, promotion and sale of products and deliver competitive products at lower end-user prices.

Our suppliers are often our competitors.  We are not the exclusive reseller of any data storage, server or networking product we offer.  Instead, our suppliers market their products through other independent data storage, server and networking solution providers, original equipment manufacturers, and through their own internal sales forces.  We believe direct competition from our suppliers is likely to increase if, as expected, the server, storage and networking industries continues to consolidate and also converge with providers of server and networking technologies.  This consolidation would likely result in fewer suppliers with greater resources to devote to internal sales and marketing efforts.  In addition, our suppliers have established and will probably continue to establish cooperative relationships with other suppliers and other data storage, server and networking solution providers.  These cooperative relationships are often intended to enable our suppliers to offer comprehensive storage, server and networking solutions, which compete with those we offer.  If our relationships with our suppliers become adversarial, it will be more difficult for us to stay ahead of industry developments and provide our customers with the type of service they expect from us.

In addition, most of our customers already employ in-house technical staffs.  To the extent a customer’s in-house technical staff develops sophisticated server, storage and networking systems expertise, the customer may be less likely to seek our services.  Further, we compete with storage service providers who manage, store and backup their customers’ data at off-site, networked data storage locations.

Our acquisition strategy poses substantial risks.

As part of our growth strategy, we recently made two acquisitions and plan to continue to pursue acquisitions in the future.  We may not be able to identify suitable acquisition candidates or, if suitable candidates are identified, we may not be able to complete the business combination on commercially acceptable terms.  Tightened credit markets in the current economic climate may make it difficult for us to obtain debt financing for any acquisition.  We may need to raise additional equity to consummate future acquisitions, which may not be feasible, could be on terms we do not consider favorable, would cause dilution to existing investors and could adversely affect our stock price.  The process of exploring and pursuing acquisition opportunities requires significant management and financial resources, which diverts attention from our core operations.

Even if we are able to consummate an acquisition that we believe will be successful, the transaction may present many risks.  These risks (which particularly apply to our recent acquisition of the reseller business of Incentra) include, among others:  failing to achieve anticipated synergies and revenue increases;  difficulty incorporating and integrating the acquired technologies or products with our existing product lines;  coordinating, establishing or expanding sales, distribution and marketing functions, as necessary;  disruption of our ongoing business and diversion of management’s attention to transition or integration issues;  unanticipated and unknown liabilities;  the loss of key employees, customers, partners and channel partners of our company or of the acquired company;  and difficulties implementing and maintaining sufficient controls, policies and procedures over the systems, products and processes of the acquired company.  If we do not achieve the anticipated benefits of our acquisitions as rapidly or to the extent anticipated by our management and financial or industry analysts, or if others do not perceive the same benefits of the acquisition as we do, there could be a material, adverse effect on our business, financial condition, results of operations or stock price.

We recently acquired the networking solutions division from Cross Telecom and reseller business of Incentra, LLC as part of our evolving strategy to implement server and networking solutions as part of our virtual data storage deployments.  We cannot assure that we will successfully leverage these assets across our organization in a profitable manner.

Our revenue recognition policies unpredictably defer reporting of our revenues.

We sell complex enterprise-class data storage, server and networking solutions, which include installation and configuration services.  We do not recognize revenues from our sale of hardware and software products to our customers until we complete our required installation or configuration of these products.  Installation and configuration of these solutions requires significant coordination with our customers and vendors.  In the current economic environment, we have observed an increasing number of large customers delaying the completion of internal projects that are prerequisites to our installation services.  Therefore, even if we have shipped all products to our customers, we may be unable to control the timing of product installation and configuration.  These delays can prevent us from recognizing revenue on products we ship and may adversely affect our quarterly reported revenues. As a result, our stock price may decline.

Our key vendors could change or discontinue their incentive programs, which could adversely affect our business.

Several of our key vendors have offered incentive programs to us over the past several years based on our achievement of particular sales levels of their products.  In addition, they have offered margin enhancement programs which provide enhanced discounts for particular products or new customer orders.  These programs contributed to our profitability in 2009, 2008 and 2007.  We cannot assure that these programs will continue or that the sales quotas for our participation will not increase, adversely affecting our ability to take advantage of the incentives.  If for any reason, we cannot obtain the same benefits from incentive programs as in the past, it may significantly impact our profitability in the future.

We derive a significant percentage of our revenues from a small number of customers.

In 2009, 2008 and 2007, we had no customers that accounted for at least 10% of our revenues.  However, our top five customers collectively accounted for 17%, 15%, and 21% of our 2009, 2008 and 2007 revenues, respectively.  Because we intend to continue to seek out large projects, we expect that a significant percentage of our revenues will continue to come from a small number of customers, although the composition of our key customers is likely to change from year to year.  Current economic conditions likely will continue to adversely affect the number of and size of large projects available for us.  If we fail to obtain a growing number of large projects each year, our revenues and profitability will likely be adversely affected.  In addition, our reliance on large projects makes it more likely that our revenues and profits will fluctuate unpredictably from quarter to quarter and year to year.  Unpredictable revenue and profit fluctuations may make our stock price more volatile and lead to a decline in our stock price.

Our business depends on our ability to hire and retain technical personnel and highly qualified sales people.

Our future operating results depend upon our ability to attract, retain and motivate qualified engineers and sales people with enterprise-class data storage, server and networking solutions experience.  If we fail to recruit and retain additional engineering and sales personnel, or if losses require us in the future to terminate employment of some of these personnel, we will experience greater difficulty realizing our business strategy, which could negatively affect our business, financial condition and stock price.

We generally do not have employment agreements with our key employees.

Our future operating results depend in significant part upon the continued contributions of our executive officers, managers, sales people, engineers and other technical personnel, many of whom have substantial experience in our industry and would be difficult to replace.  Except as to our executive officers, we do not have employment agreements with our employees.  Accordingly, most of our employees may voluntarily leave us at any time and work for our competitors.  Our growth strategy depends in part on our ability to retain our current employees and hire new employees.  Any failure to retain our key employees will make it much more difficult for us to maintain our operations and attain our growth objectives and could therefore be expected to adversely affect our operating results, financial condition and stock price.

Our long sales cycle may cause fluctuating operating results, which may adversely affect our stock price.

Our sales cycle is typically long and unpredictable, making it difficult to plan our business.  Current economic conditions increased this uncertainty.  Our long sales cycle requires us to invest resources in potential projects that may not occur.  In addition, our long and unpredictable sales cycle may cause us to experience significant fluctuations in our future annual and quarterly operating results.  It can also result in delayed revenues, difficulty in matching revenues with expenses and increased expenditures.  Our business, operating results or financial condition and stock price may suffer as a result of any of these factors.

If the storage, server and networking solutions industries fails to develop compelling new technologies, our business may suffer.

Rapid and complex technological change, frequent new product introductions and evolving industry standards increase demand for our services.  Because of this, our future success depends in part on the storage, server and networking solutions industry’s ability to continue to develop leading-edge storage and related server and networking technology solutions.  Our customers utilize our services in part because they know that newer technologies offer them significant benefits over the older technologies they are using.  If the data storage industry ceases to develop compelling new storage, server and networking solutions, or if a single data storage, server and networking standard becomes widely accepted and implemented, it will be more difficult to sell new data storage, server and networking systems to our customers.  The continued tightened budgets among established data storage, server and networking technology manufacturers and the difficulty of raising new capital for innovative, start-up companies, under current economic conditions may also stifle development of new data storage, server and networking technologies.

Future finite lived intangibles and goodwill impairment may unpredictably affect our financial results.

We perform impairment analyses of our finite lived intangibles when a triggering event occurs and goodwill at least annually or when we believe there may be impairment.  Future events could cause us to conclude that impairment indicators exist and that goodwill and/or the finite lived intangibles associated with our acquired businesses are impaired.  With the overall decline in the stock market, over the past several years, future potential decline in our stock price and the continued impact of the global economic downturn, it may become more likely that we would need to write down the carrying value of our assets and incur a current period charge to our earnings.  Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations.

The sublessee for our corporate headquarters may be unable to make their lease payments or default on their lease agreement.

In December 2004, we agreed to sublease approximately 55,000 of the 104,000 square feet we then occupied as our corporate headquarters in Chanhassen, Minnesota.  The initial sublease term is co-terminal with our lease and is 85 months starting in April 2005 and ending in April 2012.  The sublessee pays us rent ranging from approximately $55,000 per month at the beginning of the term to approximately $60,000 per month by the end of the term.  If the sublessee was unable to make their lease payments to us or defaulted on the lease agreement, our operating results or financial condition and stock price may suffer as a result.  The annual payments we expect to receive for our Chanhassen sublease is $950,000 for 2010 and 2011, respectively, and $317,000 for 2012.

Risks Related to Ownership of our Securities

Control by our existing stockholders could discourage the potential acquisition of our business or adversely affect our stock price.

Currently, our executive officers and directors beneficially own approximately 23.4% of our outstanding common stock.  Acting together, these insiders may be able to elect our entire Board of Directors and control the outcome of all other matters requiring stockholder approval.  This voting concentration may also have the effect of delaying or preventing a change in our management or control or otherwise discourage potential acquirers from attempting to gain control of us, and may affect the market price of our common stock.  If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price.  This significant concentration of stock ownership may also adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our stock price is volatile.

The market price of our common stock fluctuates significantly, and, especially in light of current stock market and worldwide economic conditions, may continue to be volatile.  We cannot assure you that our stock price will increase, or even that it will not decline significantly from the price you pay.  Our stock price may be adversely affected by many factors, including:

•  actual or anticipated fluctuations in our operating results, including those resulting from changes in accounting rules;

•  general market conditions, including the effects of current economic conditions;

•  announcements of technical innovations;

•  new products or services offered by us, our suppliers or our competitors;

•  changes in estimates or recommendations by securities analysts of our future financial performance, failure to obtain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

•  our compliance with SEC and NASDAQ rules and regulations, including the Sarbanes-Oxley Act of 2002;

•  trading volume of our common stock;

•  the timing of stock sales under 10b5-1 plans or otherwise by our stockholders in the future; and

•  war and terrorism threats.

Our governing documents and Minnesota law may discourage the potential acquisitions of our business and adversely affect the rights of our common stock.

Our Board of Directors may issue additional shares of capital stock and establish their rights, preferences and classes, including special dividend, liquidation and voting rights, without stockholder approval.  In addition, we are subject to anti-takeover provisions of Minnesota law.  These provisions may deter or discourage takeover attempts and other changes in control of us not approved by our Board of Directors.  If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price.  The creation and designation of a new series of preferred stock also could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses.  In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ, has imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  Our management and other personnel devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations result in increased legal and financial compliance costs and make some activities more time-consuming and costly.  If we fail to comply, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our common stock by us or by our stockholders (including the selling stockholder named in this prospectus), announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline.  We may issue additional shares of our common stock in follow-on offerings to raise additional capital or in connection with acquisitions or corporate alliances and we plan to issue additional shares to our employees and directors in connection with their services to us.  All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our employees, directors, officers and certain greater than five percent stockholders, which may be subject to volume limitations.  Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our common stock.

Since becoming a public company, we have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future.  The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Datalink.  Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus.  Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Datalink undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for Datalink to predict all of the factors, nor can Datalink assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of common stock under this prospectus for working capital and other general corporate purposes, including for future potential acquisitions.  The prospectus supplement relating to a particular offering of common stock by us will identify the use of proceeds for that offering.  We will not receive any proceeds from the sale of common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the years indicated is as follows:

	Year Ended December 31,						Three Months Ended
	2009	2008	2007	2006	2005		March 31, 2010
Ratio of earnings to fixed charges (1)	.2	14.7	4.4	7.9		(2)		(2)
Deficiency of earnings available to cover fixed charges	$—	$—	$—	$—	$2,486		$1,323

(1)          For purposes of computing these ratios, earnings represent loss before income taxes plus fixed charges and fixed charges represent interest expense, amortization of commitment fees, debt issuance costs and original issue discount and the estimated interest component of rent expense.

(2)          For the three months ended March 31, 2010 and the year ended December 31, 2005, there were insufficient earnings available to cover fixed charges. As a result, the ratio of earnings to fixed charges was less than 1.0 for these years. The deficiencies of earnings to fixed charges for these years are presented in the table above.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

SELLING STOCKHOLDER

The selling stockholder named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 1,000,000 shares of our common stock.  When we refer to “selling stockholder” in this prospectus, we mean that person listed in the table below, as well as his transferees, pledgees or donees or their successors.  All of the shares of common stock being registered for resale by the selling stockholder were issued prior to our initial public offering in August 1999.

The following table sets forth certain information based on information provided to us by or on behalf of the selling stockholder.  The table below describes the material relationships between the selling stockholder and us within the past three years.  The number of shares in the column “Number of Shares Registered for Sale Hereby” represents all of the shares that the selling stockholder may offer under this prospectus.  The selling stockholder may sell some, all or none of his shares.  For purposes of the table below, we have assumed that the selling stockholder will sell all of his shares offered pursuant to this prospectus and that any other shares of our common stock beneficially owned by the selling stockholder will continue to be beneficially owned.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Registered for Sale Hereby	Number of Shares to be Owned after Completion of the Offering(2)	Percent of Outstanding Shares to be Owned after Completion of the Offering(3)
Greg R. Meland	2,719,426	1,000,000	1,719,426	12.9%

(1)

Represents all of the shares beneficially owned by the selling stockholder as of May 13, 2010. Mr. Meland is a member of our board of directors and, since May 2007, has served as our Non-Executive Chairman. He also serves on our Mergers & Acquisition Committee of the board. Mr. Meland is the son-in-law of another director, Robert M. Price.

(2)

We do not know when or in what amounts the selling stockholder will offer shares for sale, if at all. The selling stockholder may sell any or all of the shares covered by this prospectus. Because the selling stockholder may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3)	Based on 13,302,886 shares of common stock outstanding as of May 13, 2010, and assumes no sale of common stock by us pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Restated Bylaws, copies of which we have previously filed with the SEC and are incorporated by reference in this prospectus.

General

Our authorized capital stock consists of 50,000,000 shares of undesignated stock, $0.001 par value per share.  Unless otherwise designated by our board of directors, all shares are deemed as common stock.  As of May 13, 2010, we had 13,302,886 shares of common stock outstanding.  At that date, we also had an aggregate of 1,137,786 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our employee and director stock plans.

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.  Holders of our common stock are entitled to receive proportionally any dividends declared by our Board of Directors, subject to any preferential dividend rights of preferred stock, if outstanding.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and issue in the future.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any then outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All outstanding shares of our common stock are validly issued, fully paid and nonassessable.  The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable.

Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws and the Minnesota Business Corporation Act

Our amended and restated articles of incorporation and our restated bylaws contain certain provisions which may be deemed to be “anti-takeover” in that they may deter, discourage or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.  These provisions are intended to provide management flexibility to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board to discourage an unsolicited takeover of our company, if our board determines that such a takeover is not in the best interests of us and our stockholders.  However, these provisions could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.  The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time.  In addition, these provisions may have the effect of assisting our current management in retaining their positions and place them in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of our business.

Authorized but Unissued Shares and Preferred Stock.  The authorized but unissued shares of our undesignated stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Global Market.  The board of directors may set the rights, preferences and terms of new preferred stock out of the authorized, but unissued, undesignated stock, without stockholder approval.  Shares of preferred stock could be issued quickly without stockholder approval, with terms calculated to delay or prevent a change in control of us.  Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of the common stock without any further action by the stockholders.  The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future.  Our stockholders do not have preemptive rights with respect to the purchase of these shares.  Such an issuance could result in a dilution of voting rights and book value per share of the common stock.  No shares of preferred stock are currently outstanding, and we have no present plan to issue any preferred stock.

Special Meetings of Stockholders.  Our restated bylaws provide that special meetings of stockholders may be called only by the board, the Chief Executive Officer or one or more stockholders holding 10% or more of the voting power of all shares entitled to vote.  Special meetings of stockholders called by stockholders for the purpose of considering any action to facilitate a business combination or affect the composition of the board must be called by stockholders holding 25% or more of the voting power of all shares entitled to vote.  Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Business Combinations.  Several provisions of Minnesota law may deter potential changes in control of us that some stockholders may view as beneficial or that may provide a premium on our stock price.  Under Section 302A.673 of the Minnesota Business Corporation Act, a stockholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested stockholder”) generally cannot consummate a business combination with us, or any subsidiary of ours, within four years following the time the interested stockholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board before the time the interested stockholder crosses the 10% stock ownership threshold.

Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our stockholders may sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.  This provision does not apply if the share acquisition is approved by a committee of disinterested members of our board before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Section 302A.671 of the Minnesota Business Corporation Act generally limits the voting rights of a stockholder acquiring at least 20% of our voting shares in an attempted takeover or otherwise becoming a substantial stockholder unless holders of a majority of the voting power of our disinterested shares approve full voting rights for such substantial stockholder, with certain exceptions.

Liability Limitations and Indemnification

Our bylaws and Minnesota law provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.  In addition, our articles of incorporation provide that our directors are not personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that Minnesota law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  Furthermore, you may lose some or all of your investment in our common stock if we pay the costs of settlement or damage awards against our directors and officers under these provisions.  We believe these provisions, the director and officer insurance we maintain and the indemnification agreements we have entered into with our directors and officers are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our amended and restated articles of incorporation and the relevant certificate of designation for a full understanding of all the rights and preferences of any series of preferred stock.

A prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Pursuant to our amended and restated articles of incorporation, our board of directors has the authority, without further shareholder action, subject to any limitations imposed by the NASDAQ Global Market, to issue preferred stock out of our authorized but unissued, undesignated stock.  As of the date of this prospectus, there were no shares of preferred stock outstanding. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; and

•	any other preferences, rights, limitations or restrictions of the series.

You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the voting rights of the preferred stock;

•

the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchangeable provisions;

•	any listing of the preferred stock on any securities exchange or market; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and non-assessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

The debt securities will be our subordinated debt securities. We will issue the debt securities from time to time in one or more series. The debt securities may be issued either separately, together with, upon conversion of or in exchange for other securities.

Subordination

The debt securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the indenture, to the prior payment in full of all senior debt.

If we make a distribution to our creditors as a result of :

•                  a liquidation;

•                  a dissolution;

•                  winding up;

•                  a reorganization;

•                  an assignment for the benefit of creditors;

•                  marshaling of assets and liabilities; or

•                  any bankruptcy, insolvency or similar proceeding involving us;

then, the holders of senior debt will first be entitled to receive payment in full in cash of all obligations due on or to become due on or in respect of all senior debt, before the holders of subordinated debt securities are entitled to receive any payment or distribution (“Securities Payments”).

Until the senior debt is paid in full, any Securities Payment to which the holders of subordinated debt securities would be entitled will be paid or delivered by us or any other person making the payment or distribution, directly to the holders of senior debt for application to all of the senior debt then due.

We may not make any payments on the account of the subordinated debt securities, or on account of the purchase or redemption or other acquisition of the subordinated debt securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any senior debt.

In the event that the  trustee receives any Securities Payment prohibited by the subordination provisions of the  indenture, the payment will be held by the  trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of senior debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of senior debt. The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

For purposes of the foregoing, “Securities Payments” will be deemed not to include:

•                  a payment or distribution of our stock or securities provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding senior debt to the same extent as, or to a greater extent than, the subordinated debt securities are so subordinated as provided in the indenture; or

•                  payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any series of subordinated debt securities as described above.

By reason of the subordination of the debt securities, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior debt.

Terms

The prospectus supplement, including any separate pricing supplement, relating to a series of subordinated debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

•                  the title of the offered debt securities;

•                  any limit on the aggregate principal amount of the offered debt securities;

•                  the person or persons to whom interest on the offered debt securities will be payable if other than the persons in whose names the debt securities are registered;

•                  the date or dates on which the principal of the offered debt securities will be payable;

•                  the rate or rates, which may be fixed or variable, and/or the method of determination of the rate or rates at which the offered debt securities will bear interest, if any;

•                  the date or dates from which interest, if any, will accrue, the interest payment dates on which interest will be payable and the regular record date for any interest payable on any interest payment date;

•                  the place or places where

•                  the principal of or any premium or interest on the offered debt securities will be payable;

•                  registration of transfer may be effected;

•                  exchanges may be effected; and

•                  notices and demands to or upon us may be served;

•                  the security registrar for the offered debt securities and, if such is the case, that the principal of the offered debt securities will be payable without presentment or surrender thereof;

•                  the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities may be redeemed, in whole or in part, at our option;

•                  our obligation or obligations, if any, to redeem or purchase any of the offered debt securities pursuant to any sinking fund or other mandatory redemption provisions or provisions for redemption at the option of the holder, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder;

•                  the denominations in which the offered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than the currency of the United States, the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the offered debt securities will be payable;

•                  if the principal of or any premium or interest on any of the offered debt securities will be payable, at the election of us or the holder, in a coin or currency other than in which the offered debt securities are stated to be payable, the period or periods within which and the terms and conditions upon which, the election will be made;

•                  if the principal of or any premium or interest on the offered debt securities will be payable, or will be payable at the election of us or a holder, in securities or other property, the type and amount of securities or other property, or the formula or other method or other means by which the amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  if the amount of payment of principal of or any premium or interest on the offered debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•                  if other than the principal amount of the offered debt securities, the amount which will be payable upon declaration of acceleration of the maturity;

•                  any addition to the events of default applicable to the offered debt securities and any addition to our covenants for the benefit of the holders of the offered debt securities;

•                  the terms, if any, pursuant to which the offered debt securities may be converted into or exchanged for shares of our capital stock or other securities of any other person;

•                  the obligations or instruments, if any, which will be considered to be a security that could be used to satisfy and discharge offered debt securities denominated in a currency other than U.S. dollars or in a composite currency, pursuant to the procedures discussed in “—Defeasance” below, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of these debt securities after its satisfaction and discharge;

•                  if the offered debt securities will be issued in global form, any limitations on the rights of the holder to transfer or exchange the same or obtain the registration of transfer and to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such debt securities;

•                  if the offered debt securities will be issuable as bearer securities;

•                  any limitations on the rights of the holders of the offered debt securities to transfer or exchange the debt securities or to obtain the registration of transfer, and if a service charge will be made for the registration of transfer or exchange of the offered debt securities, the amount or terms thereof;

•                  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to the offered debt securities; and

•                  any other terms of the offered debt securities, or any tranche thereof, not inconsistent with the provisions of the indenture.

Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.

The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction or a change of control involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Form, Exchange and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities only in fully registered form without interest coupons and in denominations of $1,000 and integral multiples of $1,000.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above and for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless the applicable prospectus supplement indicates otherwise, no service charge will be required for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge associated with the transfer or exchange. Debt securities presented or surrendered for registration of transfer or exchange must (if so required by us, the trustee or the security registrar) be duly endorsed or accompanied by an executed written instrument of transfer in form satisfactory to us, the trustee or the security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We are required to maintain a transfer agent in each place of payment for the debt securities of a particular series. We may maintain an office that performs the functions of the transfer agent. Unless the applicable prospectus supplement specifies otherwise, the  trustee will act as security registrar and transfer agent with respect to each series of debt securities offered by this prospectus.

We will not be required to execute or register the transfer or exchange of debt securities, or any tranche thereof, during a period of 15 days preceding the notice to be given identifying the debt securities called for redemption, or any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the  debt security will be entitled to transfer and exchange the debt security as described in this prospectus under “—Global Securities.”

Payment and Paying Agent

Unless the applicable prospectus supplement indicates otherwise, we will pay interest on the offered debt securities on any interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date.

Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the offered debt securities at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Unless the applicable prospectus supplement indicates otherwise, the corporate trust office of the trustee in New York, New York will be our sole paying agent for payment for each series of debt securities. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We are required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Any moneys deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any offered debt securities which remain unclaimed at the end of two years after the applicable payment has become due and payable will be paid to us. The holder of that debt security, as an unsecured general creditor and not as a holder, thereafter may look only to us for the payment.

Redemption

Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to  debt securities that are redeemable at the option of the holder, the offered debt securities will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the securities registrar by the method as provided for in the terms of the particular series, or in the absence of any such provision, by such method of random selection as the security registrar deems fair and appropriate.

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the redemption date, of money sufficient to pay the principal of and any premium and interest on the offered debt securities. If sufficient money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Consolidation, Merger, Conveyance or Other Transfer

Under the terms of the indenture, we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•                  the corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the debt securities and under the indenture;

•                  immediately after giving effect to the transaction, no Event of Default (as defined below) shall have occurred and be continuing; and

•                  we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

Events of Default

Each of the following will constitute an “Event of Default” under the indenture with respect to any series of  debt securities:

•                  failure to pay any interest on any debt securities of that series within 60 days after the same becomes due and payable;

•                  failure to pay principal of or premium, if any, on any debt securities of that series within three business days after the same becomes due and payable;

•                  failure to perform or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

•                  the occurrence of events of bankruptcy, insolvency or reorganization relating to us; and

•                  any other Event of Default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

An Event of Default with respect to a series of debt securities may not necessarily constitute an Event of Default with respect to debt securities of any other series issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the  trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount (or if the debt securities of that series are original issue discount securities, such portion of the principal amount thereof as may be specified in the applicable prospectus supplement) of all of the debt securities of that series to be due and payable immediately. However, if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding securities of all such series, considered as one class, may make the declaration of acceleration and not the holders of the debt securities of any one of such series. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the  indenture at the request or direction of any holder, unless the holder has offered to the trustee reasonable security or indemnity. Subject to the provisions of the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the  trustee, with respect to the debt securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of  debt securities, the holders of a majority in aggregate principal amount of the outstanding  debt securities of all those series, considered as one class, will have this right, and not the holders of any one series of debt securities.

No holder of debt securities of any series will have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•                  the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of that series;

•                  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•                  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal and any premium and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without consent of that holder.

We will be required to furnish to the trustee annually, not later than October in each year, a statement by an appropriate officer as to the officer’s knowledge of our compliance with all conditions and covenants under the  indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the indenture.

Right to Cure

At any time after the declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•                  we have paid or deposited with the trustee a sum sufficient to pay:

•                  all overdue interest, if any, on all debt securities of that series;

•                  the principal of and premium, if any, on any debt securities of that series which have become due, otherwise than by that declaration of acceleration, and interest thereon at the rate or rates prescribed in the debt securities;

•                  interest upon overdue interest, if any, at the rate or rates prescribed in the debt securities, to the extent payment of that interest is lawful; and

•                  all amounts due to the trustee under the indenture; and

•                  any other Event of Default with respect to the debt securities of that series, other than the non-payment of the principal of the debt securities of that series which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

Modification and Waiver

Without the consent of any holder of debt securities, we and the trustee may enter into one or more supplemental indentures to the indenture for any of the following purposes:

•                  to evidence the assumption by any permitted successor to us of our covenants under the indenture and the debt securities;

•                  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the indenture;

•                  to add any additional Events of Default with respect to all or any series of outstanding debt securities;

•                  to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if the change, elimination or addition will adversely affect the interests of the holders of any series of debt securities in any material respect, that change, elimination or addition will become effective with respect to that series only when the consent of the holders of that series so affected has been obtained or when there is no outstanding debt security of that series under the indenture;

•                  to provide collateral security for the debt securities;

•                  to establish the form or terms of any series of debt securities as permitted by the indenture;

•                  to provide for the authentication and delivery of bearer securities and coupons appertaining to the bearer securities representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of those bearer securities and for giving of notice to, and the solicitation of the vote or consent of, the holders of those bearer securities and for any and all other matters incidental to the bearer securities;

•                  to evidence and provide for the acceptance of appointment of a separate or successor trustee under the indenture with respect to debt securities of one or more series and to add or to change any of the provisions of the indenture as will be necessary to provide for or to facilitate the administration of the indenture by more than one trustee;

•                  to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•                  to change any place where

•                  the principal of and any premium and interest on any debt securities will be payable;

•                  any debt securities may be surrendered for registration of transfer or exchange; or

•                  notices and demands to or upon us in respect of the debt securities and indenture may be served; or

•                  to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default:

•                  in the payment of principal, premium or interest; and

•                  related to certain covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture or the incorporation of additional provisions or so as to permit changes to, or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment.

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of the indenture pursuant to one or more supplemental indentures. However, if less than all of the series of outstanding debt securities are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding debt securities of all series so directly affected, considered as one class, will be required. Further, if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches so directly affected, considered as one class, will be required.

Without the consent of each holder of debt securities affected by the modification, no supplemental indenture may:

•                  change the stated maturity of the principal of or any installment of principal of or interest on, any debt security;

•                  reduce the principal amount of the debt security;

•                  reduce the rate of interest on the debt security (or the amount of any installment of interest thereon) or change the method of calculating the rate;

•                  reduce any premium payable upon redemption of the debt security;

•                  reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of maturity;

•                  change the coin or currency (or other property) in which any debt security or any premium or the interest thereon is payable;

•                  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•                  reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, required for the authorization of any such supplemental indenture, or required for the authorization of any waiver of compliance with any provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•                  modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, or any tranche thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or one or more tranches thereof, or modifies the rights of the holders of debt securities of that series or tranche with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the debt securities of any other series or tranche.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture as of any date, or whether or not a quorum is present at a meeting of holders:

•                  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor (unless we, the affiliate or the obligor own all securities outstanding under the indenture, or all outstanding debt securities of each such series and each such tranche, as the case may be, determined without regard to this clause) will be disregarded and deemed not to be outstanding;

•                  the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof, as provided in the indenture; and

•                  the principal amount of a debt security denominated in one or more foreign currencies or a composite currency that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of the debt security (or, in the case of a debt security described in second bullet above, of the amount described in that clause).

If we solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other action, we may, at our option, by company order, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other action. If a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other action may be given before or after that record date, but only the holders of record at the close of business on the record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other action, and for that purpose the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other action of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Defeasance

Unless the applicable prospectus supplement otherwise indicates, any debt securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness in respect of the debt securities will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

(a) money in an amount which will be sufficient, or

(b) eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepaying at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the trustee or the paying agent, will be sufficient, or

(c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and any premium and interest due and to become due on the debt securities or portions thereof.

For this purpose, unless the applicable prospectus supplement otherwise indicates, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Resignation of Trustee

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of the outstanding debt securities of a series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders of a majority in principal amount of the outstanding debt securities, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register.

Title

We, the trustee and any agent of ours or the trustee may treat the person in whose name a debt security is registered as the absolute owner (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the law of any other jurisdiction is mandatorily applicable.

Limitation on Suits

The indenture limits a holder’s right to institute any proceeding with respect to the indenture, the appointment of a receiver or trustee, or for any other remedy under the indenture.

Maintenance of Properties

A provision in the indenture provides that we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted. However, nothing in this provision will prevent us from discontinuing, or causing the discontinuance of the operation and maintenance of any of our properties if the discontinuance is, in our judgment, desirable in the conduct of our business.

Global Securities

We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole:

•                  by the applicable depositary to a nominee of the depositary;

•                  by any nominee to the depositary itself or another nominee; or

•                  by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements for our debt securities.

Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.

As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in limited circumstances, owners of beneficial interests in a global security:

•                  will not be entitled to have the global security or any of the underlying debt securities registered in their names;

•                  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•                  will not be considered to be the owners or holders under the indenture relating to those debt securities.

All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing these debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the applicable trustee, nor any of our or the applicable trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

DESCRIPTION OF SECURITIES WARRANTS

The following summary of the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part.

A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General

We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement. The securities warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•                  the offering price;

•                  the currencies in which the securities warrants will be offered;

•                  the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

•                  the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•                  the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of shares of preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

•                  the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the shares of preferred stock or common stock may be purchased upon exercise;

•                  the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•                  the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•                  the date on which the right to exercise the securities warrants begins and expires;

•                  the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•                  whether the securities warrants will be issued in registered or bearer form;

•                  the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•                  a discussion of material U.S. federal income tax consequences; and

•                  any other terms of the securities warrants.

A holder of securities warrants may:

•                  exchange them for new securities warrants of different denominations;

•                  present them for registration of transfer, if they are in registered form; and

•                  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of common stock or preferred stock or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by

•                  delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•                  properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•                  delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the shares of common stock, preferred stock or debt securities, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units.

PLAN OF DISTRIBUTION

We or the selling stockholder named herein may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We or the selling stockholder may sell the securities separately or together:

•                  through one or more underwriters or dealers in a public offering and sale by them;

•                  through agents;  and/or

•                  directly to one or more purchasers.

We or the selling stockholder may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices;  or

•                  at negotiated prices.

We or the selling stockholder may solicit directly offers to purchase the securities being offered by this prospectus.  We or the selling stockholder may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we or the selling stockholder utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling stockholder will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or the selling stockholder utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we or the selling stockholder will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We or the selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

LEGAL MATTERS

Messerli & Kramer P.A. will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph referring to the Company’s change in its method of accounting for business combinations), and have been so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Incentra Solutions, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed on March 1, 2010, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a filing for relief under Chapter 11 of the United States Bankruptcy Code and substantial doubt as to the ability of Incentra Solutions, Inc. and subsidiaries to continue as a going concern).  Such consolidated financial statements have been so incorporated in reliance upon that report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus.  When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement.  This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and the common stock offered by this prospectus, we reference the registration statement.  Statements in this prospectus concerning the contents of any contract or other document are not necessarily complete.  In each instance, we refer and qualify our statements in all respects to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC.  This allows us to disclose important information to you by referencing those filed documents.  We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2009;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•                  Current Reports on Forms 8-K or 8-K/A filed on February 8, 2010, March 1, 2010, March 11, 2010, April 19, 2010 and May 17, 2010;  and

•                  The description of our common stock contained in the Company’s Registration Statement on Form 8-A filed on August 4, 1988, including any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Datalink Corporation

8170 Upland Circle

Chanhassen, Minnesota 55317

(952) 944-3462

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                       Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

SEC registration fee	$2,456.28
Legal fees and expenses	**
Printing expenses	**
Accountants’ fees and expenses	**
Transfer agent and registrar fees	**
Miscellaneous expenses	**
Total	$ **

**  These fees are presently not known and cannot be estimated.

Item 15.                       Indemnification of Directors and Officers

Article IV of our amended and restated articles of incorporation provides that none of our directors is personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for an illegal corporation distribution or violation of state securities laws or (iv) for any transaction from which the director derived an improper personal benefit.

Section 14.01 of our amended bylaws provides that we will indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, arbitration, administrative or investigative, whether or not by or in our right, by reason of such person’s being or having been our director, officer, member of a committee, employee or agent.  This obligation includes indemnification against expenses, including attorney’s fees and disbursements, judgments, fines, penalties, excise taxes assessed against the person with respect to an employee benefit plan and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding.  Our bylaws require indemnification to the fullest extent allowable pursuant to and in accordance with the provisions of the Minnesota Business Corporation Act, as amended from time to time.

We are subject to Section 302A.521 of the Minnesota Business Corporation Act.  This Section provides that we must indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding.  As a condition to indemnification with respect to the acts or omissions of such person complained of in the proceeding, the person:

•  must not be indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

•  must have acted in good faith;

•  must not have received any improper personal benefit and Section 302A.255, if  applicable (relating to director conflicts of interest), is satisfied;

•  in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful;  and

•  in the case of acts or omissions by persons in their official capacity for us, reasonably believed that the conduct was in our best interests, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to our best interests.

We have director and officer insurance providing for indemnification for our directors and officers as to certain liabilities, including as to liabilities under the Securities Act of 1933, as amended.  We also have agreements with each of our directors, including the selling stockholder, providing for indemnification to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys’ fees, arising out of threatened, pending or completed legal actions, suits or proceedings by reason of the fact that such person is or was a director, officer or employee of us.  The agreements permit directors to demand certain advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim.

 Item 16.                         Exhibits

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

 Item 17.                         Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;  and

(iii)                              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;  and

(ii)                                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;  and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chanhassen, State of Minnesota, on May 18, 2010.

DATALINK CORPORATION

By:	/s/ PAUL F. LIDSKY
Paul F. Lidsky
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul F. Lidsky and Gregory T. Barnum, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) thereto, relating to the offer and sale by Datalink Corporation of up to an aggregate initial offering price of $30,000,000 of its securities and the offer and sale of up to 1,000,000 shares of common stock by the selling stockholder named in the prospectus, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title/Capacity	Date

/S/ PAUL F. LIDSKY	President, Chief Executive Officer and Director (Principal	May 18, 2010
Paul F. Lidsky	Executive Officer)

/S/ GREGORY T. BARNUM	Vice President of Finance and Chief Financial Officer	May 18, 2010
Gregory T. Barnum	(Principal Financial Officer)

/S/ DENISE M. WESTENFIELD	Corporate Controller (Principal Accounting Officer)	May 18, 2010
Denise M. Westenfield

/S/ GREG R. MELAND	Chairman of the Board and Director	May 18, 2010
Greg R. Meland

/S/ BRENT G. BLACKEY	Director	May 18, 2010
Brent G. Blackey

/S/ MARGARET A. LOFTUS	Director	May 18, 2010
Margaret A. Loftus

/S/ J. PATRICK O’HALLORAN	Director	May 18, 2010
J. Patrick O’Halloran

/S/ JAMES E. OUSLEY	Director	May 18, 2010
James E. Ousley

/S/ ROBERT M. PRICE	Director	May 18, 2010
Robert M. Price

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Common Stock Certificate. (Incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on June 3, 1998 (File No. 333-55935)).
4.2**	Form of Indenture
4.3*	Form of Certificate of Designation of Preferred Stock
4.4*	Form of Securities Warrant Agreement
4.5*	Form of Unit Agreement
5.1**	Opinion of Messerli & Kramer P.A.
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of McGladrey & Pullen, LLP
23.2**	Consent of GHP Horwath, P.C.
23.3**	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1 to this registration statement).
24.1**	Power of Attorney (included on signature page to this registration statement).
25.1*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

*                 To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**          Filed herewith.